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                                                                  Exhibit (q)(v)
[JANUS CAPITAL GROUP LOGO]


                               JANUS ETHICS RULES


            "ACT IN THE BEST INTEREST OF OUR INVESTORS - EARN THEIR
                         CONFIDENCE WITH EVERY ACTION"

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                     PERSONAL TRADING CODE OF ETHICS POLICY
                                   GIFT POLICY
                            OUTSIDE EMPLOYMENT POLICY
                           PORTFOLIO DISCLOSURE POLICY

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                            REVISED FEBRUARY 1, 2005
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                                      TABLE OF CONTENTS

DEFINITIONS.......................................................................................................1
INTRODUCTION......................................................................................................4
PERSONAL TRADING CODE OF ETHICS...................................................................................5
OVERVIEW..........................................................................................................5
GUIDING PRINCIPLES................................................................................................5
CAUTION REGARDING PERSONAL TRADING ACTIVITIES.....................................................................5
COMMUNICATIONS WITH INDEPENDENT TRUSTEES..........................................................................6
GENERAL PROHIBITIONS..............................................................................................6
TRANSACTIONS IN COMPANY SECURITIES................................................................................7
   WINDOW PERIODS FOR COMPANY SECURITY TRADES.....................................................................7
   PRECLEARANCE PROCEDURES FOR COMPANY SECURITIES.................................................................8
TRANSACTIONS IN JANUS FUNDS.......................................................................................8
   BAN ON SHORT-TERM TRADING PROFITS..............................................................................8
   PRECLEARANCE PROCEDURES FOR JANUS FUNDS........................................................................8
TRANSACTIONS IN COVERED SECURITIES................................................................................9
   TRADING RESTRICTIONS...........................................................................................9
   EXCLUDED TRANSACTIONS..........................................................................................9
   DISCLOSURE OF CONFLICTS.......................................................................................10
   TRADING BAN ON PORTFOLIO MANAGERS.............................................................................10
   BAN ON IPOs...................................................................................................10
   BLACKOUT PERIOD...............................................................................................10
   SEVEN- DAY BLACKOUT PERIOD....................................................................................11
PRECLEARANCE PROCEDURES FOR COVERED SECURITIES...................................................................11
   PRECLEARANCE PROCESS FOR JNS ACCESS PERSONS...................................................................11
   PRECLEARANCE PROCESS FOR BAY ISLE ACCESS PERSONS..............................................................12
   PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS................................................................13
   FOUR DAY EFFECTIVE PERIOD.....................................................................................13
   PRECLEARANCE OF STOCK PURCHASE PLANS..........................................................................14
   SIXTY DAY RULE - PROHIBITION ON SHORT-TERM PROFITS............................................................14
   180 DAY RULE - PROHIBITION ON SHORT-TERM PROFITS..............................................................14
   FIVE DAY BEST PRICE RULE......................................................................................14
   THIRTY DAY BEST PRICE RULE....................................................................................14
   SHORT SALES...................................................................................................15
   HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS...........................................................15
REPORTING REQUIREMENTS...........................................................................................15
   ACCOUNT STATEMENTS............................................................................................15
   HOLDINGS REPORTS..............................................................................................16
   PERSONAL SECURITIES TRANSACTION REPORTS.......................................................................16
   NON-INFLUENCE AND NON-CONTROL ACCOUNTS........................................................................17
OTHER REQUIRED FORMS.............................................................................................17
   ACKNOWLEDGMENT OF RECEIPT FORM................................................................................17
   ANNUAL CERTIFICATION FORM.....................................................................................17
   TRUSTEE AND ADVISORY BOARD MEMBER REPRESENTATION FORM.........................................................18
GIFT POLICY......................................................................................................18
GIFT GIVING......................................................................................................18

GIFT RECEIVING...................................................................................................18
CUSTOMARY BUSINESS AMENITIES.....................................................................................19
ENTERTAINMENT POLICY FOR INVESTMENT PERSONNEL....................................................................19
OUTSIDE EMPLOYMENT POLICY........................................................................................19
PORTFOLIO DISCLOSURE POLICY......................................................................................20
Mutual Funds.....................................................................................................20
INSTITUTIONAL PRODUCTS...........................................................................................21
PENALTY GUIDELINES...............................................................................................21
SUPERVISORY AND COMPLIANCE PROCEDURES............................................................................22
SUPERVISORY PROCEDURES...........................................................................................22
   PREVENTION OF VIOLATIONS......................................................................................22
   DETECTION OF VIOLATIONS.......................................................................................23
COMPLIANCE PROCEDURES............................................................................................23
   REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS.................................................................23
   ANNUAL REPORTS................................................................................................23
RECORDS..........................................................................................................24
   INSPECTION....................................................................................................24
   CONFIDENTIALITY...............................................................................................24
   FILING OF REPORTS.............................................................................................25
THE ETHICS COMMITTEE.............................................................................................25
   MEMBERSHIP OF THE COMMITTEE...................................................................................25
   COMMITTEE MEETINGS............................................................................................25
   SPECIAL DISCRETION............................................................................................25
GENERAL INFORMATION ABOUT THE ETHICS RULES.......................................................................26
DESIGNEES........................................................................................................26
ENFORCEMENT......................................................................................................27
INTERNAL USE.....................................................................................................27


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                               JANUS ETHICS RULES
                                   DEFINITIONS

The following definitions are used throughout this document. You are responsible for reading and being familiar with each definition.

1.    "Access Person" shall mean:

      1)    Any Trustee, Director , Officer or Advisory Person of Janus

      2) Any employee of Janus or other person who provides advice on behalf of Janus and is subject to the supervision and control of Janus who has access to nonpublic information regarding any Client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of the Janus Funds, or who is involved in making securities recommendations to Clients, or who has access to such recommendations that are nonpublic; and

      3) Any other persons designated by the Ethics Committee as having access to current trading information.

2. "Advisory Board Member" shall mean any person who serves on the Advisory Board to the Trustees of Janus Investment Fund, Janus Adviser Series or Janus Aspen Series.

3.    "Advisory Person" shall mean:

      1) Any employee of the Janus Funds or Janus who in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by the Janus Funds or for the account of advisory Clients, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and

      2) Any natural person in a control relationship to the Janus Funds or Janus who obtains information concerning recommendations made to the Janus Funds or for the account of Clients with regard to the purchase or sale of securities.

4. "Assistant Portfolio Manager" shall mean any person who, in connection with his or her regular functions or duties, assists a Portfolio Manager with the management of a Janus Fund or advisory Client. Assistant Portfolio Managers generally do not execute any independent investment decisions nor do they have final responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client. If in the event an Assistant Portfolio Manager has the ability to independently make investment decisions on behalf of any Janus Fund or advisory Client, then such person will be considered a Portfolio Manager for purposes of these Rules.

5. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 ("Exchange Act") in determining whether a person is subject to the provisions of Section 16 except that the determination of direct or indirect Beneficial Ownership shall apply to all Covered Securities which an Access Person has or acquires. For example, in addition to a person's own accounts the term "Beneficial Ownership" encompasses securities held in the name of a spouse or equivalent domestic partner, minor


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      children, a relative sharing your home, or certain trusts under which you or a related party is a beneficiary, or held under other arrangements indicating a sharing of financial interest.

6. "Client(s)" shall mean the Janus Funds and other individual and institutional advisory clients of Janus.

7. "Company Security" is any security or option issued by Janus Capital Group Inc ("JNS").

8. "Control" shall have the same meaning as that set forth in Section 2(a)(19) of the Investment Company Act of 1940 ("1940 Act").

9. "Covered Persons" are all Trustees, Directors, Officers, and full-time, part-time or temporary employees of Janus, Enhanced Investment Technologies LLC (INTECH), Bay Isle Financial LLC ("Bay Isle") and persons working for any of the foregoing on a contract basis.

10. "Covered Securities" generally include all securities, whether publicly or privately traded, and any option, future, forward contract or other obligation involving securities or index thereof, including an instrument whose value is derived or based on any of the above ("derivative"). Covered Securities also include securities of the Janus Funds (other than money market funds). The term Covered Security includes any separate security, which is convertible into or exchangeable for, or which confers a right to purchase such security. The following investments are not Covered Securities:

      - shares of registered open-end investment companies (e.g., mutual funds) other than Janus Funds (excluding money market funds) and shares of unit investment trusts that invest exclusively in registered open-end investment companies;

      -     shares of offshore open-end mutual funds other than the Janus Funds;

      - direct obligations of the U.S. government (e.g., Treasury securities) or any derivative thereof;

      - high-quality short-term debt instruments, such as bank certificates of deposit, bankers acceptances, repurchase agreements, and commercial paper;

      -     insurance contracts, including life insurance or annuity contracts;

      - direct investments in real estate, private business franchises or similar ventures;

      - physical commodities (including foreign currencies) or any derivatives thereof.

11. "Designated Compliance Representatives" are David Kowalski and Ernie Overholt or their designee(s).

12. "Designated Legal Representatives" are Bonnie Howe and Heidi Walter or their designee(s).

13.   "Director of Research" is Jim Goff.

14. "Ethics Committee" is comprised of Peter Boucher, Kelley Howes, John Bluher, Andy Iseman, David Kowalski, Ernie Overholt, Loren Starr and Andrea Young.

15. "Independent Trustees" are Outside Trustees who are not "interested persons" of the Janus Funds within the meaning of Section 2(a)(19) of the 1940 Act.


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

16. "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

17.   "Inside Trustees" are Trustees who are employed by Janus.

18. "Interested Trustees" are Trustees who, due to special circumstances, are treated by Janus as "interested persons" of the Janus Funds. Interested Trustees are not employed by Janus.

19. "Investment Personnel" shall mean a person who makes or participates in making decisions regarding the purchase or sale of securities by or on behalf of any Client and any person such as an analyst or trader who directly assists in the process. Such employees shall include, but are not limited to, Portfolio Managers, Assistant Portfolio Managers, research analysts, research associates, traders and trade operations personnel. All Investment Personnel are also deemed Access Persons.

20. "Janus" is Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Adviser, Janus Capital Management LLC, Janus Institutional Services LLC, Janus Services LLC, Janus Distributors LLC, Janus Capital International LLC, Janus Holding Corporation, Janus International Holding LLC, Janus International Ltd., Janus International (Asia) Ltd., Janus Capital Trust Manager Ltd., Janus Selection, Janus World Principal Protected Funds, Janus World Funds Plc, INTECH and Bay Isle.

21. "Janus Funds" are Janus Investment Fund, Janus Adviser Series, Janus Aspen Series, Janus Adviser, Janus Global Funds SPC, Janus Selection, Janus World Principal Protected Funds, and Janus World Funds Plc and any other mutual fund to which Janus or a control affiliate is a sub-adviser.

22. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933, as amended ("1933 Act") pursuant to
      Section 4(2) or Section 4(6) or pursuant to Rules 504, 505 05 506 thereunder. Limited offerings are often referred to as "private placements" and many unregistered investment vehicles such as hedge funds, private equity funds and venture capital funds are offered pursuant these exemptions.

23.   "NASD" is the National Association of Securities Dealers, Inc.

24. "Non-Access Person" is any person that is not an Access Person. If a Non-Access Person is a spouse or an equivalent domestic partner of an Access Person, then the Non-Access Person is deemed to be an Access Person.

25. "Operating Council" is comprised of Robin Beery, John Bluher, Peter Boucher, David Kowalski, Kevin Lindsell, Girard Miller, Jesper Nergaard and Loren Starr.

26. "Portfolio Manager" means any person who, in connection with his or her regular functions or duties, has primary responsibilities for determining the securities to be purchased or sold on behalf of any Janus Fund or advisory Client.

27.   "Registered Persons" are persons registered with the NASD by JDLLC.

28.   "Restricted Personnel" shall mean:

      1)    Any Independent Director or Officer of JNS;


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

      2) Any employee who in the ordinary course of his or her business has access either directly or indirectly to material non-public information regarding JNS (such as certain specified members of the JNS internal audit, finance and legal staffs); and

      3) Any other persons determined by the Ethics Committee who potentially has access to material non-public information regarding JNS.

29. "Security Held or to be Acquired" means any Covered Security which, within the most recent 15 days (i) is or has been held by any Client; or (ii) is being or has been considered by any Client for purchase.

30.   "SEC" is Securities and Exchange Commission.

31. "Trustees" are Trustees of Janus Investment Fund, Janus Adviser Series, Janus Adviser and Janus Aspen Series.

These definitions may be updated from time to time to reflect changes in personnel.

                                  INTRODUCTION

      These Ethics Rules ("Rules") apply to all Covered Persons and require that Janus' business be conducted in accordance with the highest ethical and legal standards, and in such a manner as to avoid any actual or perceived conflict of interest.

      The Rules are intended to ensure that you (i) observe applicable legal (including compliance with applicable state and federal securities laws) and ethical standards in the performance of your duties and in pursuit of Janus' goals and objectives; (ii) at all times place the interests of the Janus Funds and their shareholders, and Clients first; (iii) disclose all actual or potential conflicts (including those between Janus Fund shareholders and JNS public stockholders), should they emerge, to the Operating Council or the Chief Compliance Officer; (iv) adhere to the highest standards of loyalty, candor and care in all matters relating to our Fund shareholders and Clients; (v) conduct all personal trading, including transactions in Janus Funds, Company Securities and Covered Securities, consistent with the Rules and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and (vi) not use any material non-public information in securities trading. The Rules also establish policies regarding other matters such as outside employment and the giving or receiving of gifts. The Rules do not cover every issue that may arise, but set out basic principles to guide all personnel. Adherence to the Code is critical to maintaining the integrity, reputation and performance of Janus.

      You should note that certain portions of the Rules (such as the rules regarding personal trading) may also apply to others, including certain members of your family.

      You are required to read and retain these Rules and to sign and submit an Acknowledgment of Receipt Form to Compliance upon commencement of employment or other services. On an annual basis thereafter, you will be required to complete an Annual Certification Form. The Annual Certification Form confirms that (i) you have received, read and asked any questions necessary to understand the Rules; (ii) you agree to conduct yourself in accordance with the Rules; and
(iii) you have complied with the Rules during such time as you have been associated with Janus. Depending on your status, you may be required to submit additional reports and/or obtain clearances as discussed more fully below.


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

      Unless otherwise defined, all capitalized terms shall have the same meaning as set forth in the Definitions section.

                         PERSONAL TRADING CODE OF ETHICS

                                    OVERVIEW

      In general, it is unlawful for persons affiliated with investment companies, their principal underwriters or their investment advisers to engage in personal transactions in securities held or to be acquired by a registered investment company or in the registered investment company itself if such personal transactions are made in contravention of rules the SEC has adopted to prevent fraudulent, deceptive and manipulative practices. Such rules require each registered investment company, investment adviser and principal underwriter to adopt its own written code of ethics containing provisions reasonably necessary to prevent its employees from engaging in such conduct, and to maintain records, use reasonable diligence, and institute such procedures as are reasonably necessary to prevent violations of such code. In addition, registered investment advisers are required to establish, maintain and enforce written codes of ethics that include certain minimum standards of conduct, including among other things, reporting of personal securities transactions by access persons. This Personal Trading Code of Ethics ("Code") and information reported hereunder will enable Janus to fulfill these requirements.

      The Code applies to transactions for your personal accounts and any other accounts you Beneficially Own. You may be deemed the Beneficial Owner of any account in which you have a direct or indirect financial interest. Such accounts include, among others, accounts held in the name of your spouse or equivalent domestic partner, your minor children, a relative sharing your home or certain trusts under which you or such persons are a beneficiary.

                               GUIDING PRINCIPLES

      Recognizing that certain requirements are imposed on investment companies and their advisers by virtue of the 1940 Act and the Investment Advisers Act of 1940, considerable thought has been given to devising a code of ethics designed to provide legal protection to accounts for which a fiduciary relationship exists and at the same time maintain an atmosphere within which conscientious professionals may develop and maintain investment skills. It is the combined judgment of Janus that as a matter of policy a code of ethics should not inhibit responsible personal investment by professional investment personnel, within boundaries reasonably necessary to ensure that appropriate safeguards exist to protect Janus Clients. This policy is based on the belief that personal investment experience can over time lead to better performance of the individual's professional investment responsibilities. The logical extension of this line of reasoning is that such personal investment experience may, and conceivably should, involve securities, which are suitable for Janus Clients in question. This policy quite obviously increases the possibility of overlapping transactions. The provisions of the Code, therefore, are designed to foster personal investments while minimizing conflicts under these circumstances and establishing safeguards against overreaching.

                  CAUTION REGARDING PERSONAL TRADING ACTIVITIES

      Certain personal trading activities may be risky not only because of the nature of the transactions, but also because action necessary to close a position may become prohibited for some Covered Persons while the position remains open. For example, you may not be able to close out short sales and transactions in derivatives. Furthermore, if Janus becomes aware of material non-public information, or if a Client is active in a given security, some Covered Persons may find themselves "frozen" in a position. Janus will not bear any losses in personal accounts resulting from the application of these Rules.

                    COMMUNICATIONS WITH INDEPENDENT TRUSTEES

      As a regular business practice, Janus attempts to keep Independent Trustees informed with respect to its investment activities through reports and other information provided to them in connection with board meetings and other events. In addition, Janus personnel are encouraged to respond to inquiries from Trustees, particularly as they relate to general strategy considerations or economic or market conditions affecting Janus. However, it is Janus' policy not to communicate specific trading information and/or advice on specific issues to Independent Trustees (i.e., no information should be given on securities for which current activity is being considered for Clients). Any pattern of repeated requests by such Independent Trustees should be reported to the Chief Compliance Officer or the Director of Compliance.

                              GENERAL PROHIBITIONS

      The following activities are prohibited for applicable Covered Persons (remember, if you work at Janus full-time, part-time, temporarily, on a contract basis or you are a Trustee, you are a Covered Person). Persons who violate any prohibition may be required to disgorge any profits realized in connection with such violation to a charitable organization selected by the Ethics Committee and may be subject to other sanctions imposed by the Ethics Committee, as outlined in the Penalty Guidelines.

      1. Covered Persons may not cause a Client to take action, or to fail to take action, for personal benefit, rather than to benefit such Client. For example, a Covered Person would violate this Code by causing a Client to purchase securities owned by the Covered Person for the purpose of supporting or increasing the price of that security or by causing a Client to refrain from selling securities in an attempt to protect a personal investment, such as an option on that security.

      2. Covered Persons may not use knowledge of portfolio transactions made or contemplated for Clients to profit, or cause others to profit, by the market effect of such transactions.

      3. Covered Persons have an obligation to safeguard material non-public information regarding Janus and its Clients. Accordingly, Covered Persons may not disclose current portfolio transactions made or contemplated for Clients or any other non-public information to anyone outside of Janus, except under Janus' Portfolio Disclosure Policy.

      4. Covered Persons may not engage in fraudulent conduct in connection with the purchase or sale of Securities Held or to be Acquired by a Client, including without limitation:

            1) Employing any device, scheme or artifice to defraud any Client;

            2) Making any untrue statement of material fact to any Client or omitting to state to any Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, misleading;

            3) Engaging in any act, practice or course of business which operates or would operate as a fraud or deceit upon any Client;

            4) Engaging in any manipulative practice with respect to any Client; or

            5) Investing in derivatives to evade the restrictions of this Code. Accordingly, individuals may not use derivatives to take positions in securities that would be otherwise prohibited by the Code if the positions were taken directly.

      5. Investment Personnel may not serve on the board of directors of a publicly traded company without prior written authorization from the Ethics Committee. No such service shall be approved without a finding by the Ethics Committee that the board service would not be inconsistent with the interests of Clients. If board service is authorized by the Ethics Committee, the Investment Personnel serving as Director normally should be isolated from those making investment decisions with respect to the company involved through "Chinese Walls" or other procedures.

      6. Covered Persons are also prohibited from engaging in a pattern of transactions in Covered Securities, Company Securities and Janus Funds which are excessively frequent so as to potentially:

            - Impact their ability to carry out their assigned responsibilities,

            -     Increase the possibility of actual or apparent conflicts, or

            - Violate any provision of the Rules, the Corporate Code of Conduct and Janus Funds' prospectuses.

                       TRANSACTIONS IN COMPANY SECURITIES

WINDOW PERIODS FOR COMPANY SECURITY TRADES

      Restricted Personnel and their related parties (your parents, spouse, minor children and other persons living in your household, as well as you) may, subject to preclearance and other limitations under the insider trading policy and unless informed to the contrary, only trade in Company Securities during the Window Period. The Window Period will generally open twenty-four (24) hours after JNS publicly announces its quarterly earnings and will close on the last business day of quarter end. Unless Restricted Personnel have been notified by Compliance to the contrary, no securities trades may take place outside the Window Period.

      Non-discretionary transactions in Company Securities (e.g., the acquisition of securities through Janus' ESPP or receiving options in Company Securities as part of a compensation or benefit plan) do not require preclearance.

      Covered Persons may not engage in transactions in Company Securities that are speculative in nature. These transactions include, but are not limited to:
(i) the writing of a call option and the purchase of a put option if the amount of securities underlying the option exceed the amount of securities you otherwise own; (ii) "sales against the box" (i.e., selling of borrowed securities when you own sufficient shares to cover the sale); and (iii) transacting in the securities of any entity with which Janus is discussing business matters.

      INDEPENDENT TRUSTEES ARE PROHIBITED FROM OWNING COMPANY SECURITIES.


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

PRECLEARANCE PROCEDURES FOR COMPANY SECURITIES

      To preclear a trade, Restricted Persons must submit a Company Securities Preclearance Form to Compliance through Janus' web-based Personal Trading Application ("P*Trade"). The Director of Compliance or such other Compliance or Legal Representative shall discuss the transaction with Janus' General Counsel, Chief Financial Officer or Chief Compliance Officer. Compliance shall promptly notify the person of approval or denial for the transaction via email. Notification of approval or denial for the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. Prior clearance is in effect for four business days from and including the day of first notification to execute the trade unless revoked by Janus prior to the expiration of the four business day period.

                           TRANSACTIONS IN JANUS FUNDS

      No Covered Person (including Trustees and Advisory Board Members) shall engage in excessive trading or market timing activities with respect to any Janus Fund (excluding taxable and tax-exempt money market funds). For the purposes of the foregoing, "market timing" shall be defined as a purchase and redemption, regardless of size, in and out of the same Janus Fund in excess of four "round trips" per rolling 12-month period. A "round trip" is a redemption out of a Janus Fund (by any means) followed by a purchase back into the same Janus Fund (by any means).

      COVERED PERSONS are also required to notify Compliance of each Janus Fund account in which they have Beneficial Ownership (see Reporting Requirements below). Covered Persons are subject to any redemption fees charged by the Janus Funds.

BAN ON SHORT-TERM TRADING PROFITS

      Covered Persons (including Trustees and Advisory Board Members) shall disgorge any profits realized in the purchase and sale of the same Janus Fund (excluding taxable and tax-exempt money market funds) within ninety (90) calendar days. Accordingly, if you sell a Janus Fund within 90 calendar days of purchasing it, you will be required to disgorge any profit made. Transactions will be matched with any opposite transaction within the most recent 90 calendar days. The 90-day holding period does not apply to written systematic purchase or sale plans such as payroll deduction, automatic monthly investment, or 401(k) contributions. However, it does apply to all other non-systematic transactions such as periodic rebalancing. Any disgorgement of profits required under this provision shall be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may grant exceptions to this 90-day holding period as a result of death, disability or other special circumstances.

PRECLEARANCE PROCEDURES FOR JANUS FUNDS

      ACCESS PERSONS (including Trustees and Advisory Board Members) must obtain preclearance prior to engaging in any personal transaction in Janus Funds (excluding taxable and tax-exempt money market funds), unless such transaction meets one of the exceptions noted below. A Personal Trades Janus Fund Preclearance Form must be submitted to Compliance through P*Trade. Compliance shall promptly notify the Access Person of approval or denial of the transaction via email. Notification of approval or denial of the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. Prior clearance is in effect for four (4) business days from and including the day of notification to execute the trade. You may make only one trade in the approved Janus Fund during the approved time period. Preclearance is not required for systematic purchase or sale plans such as payroll deduction, automatic monthly investment, or 401(k) contributions.


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

                       TRANSACTIONS IN COVERED SECURITIES

TRADING RESTRICTIONS

      The trading restrictions of the Code apply to all direct and indirect acquisitions and dispositions of Covered Securities, whether by purchase, sale, stock purchase plan, gift, inheritance or otherwise. Unless otherwise noted, the following trading restrictions are applicable to any transaction in a Covered Security (excluding Janus Funds; trading restrictions for Janus Funds are noted above) Beneficially Owned by a Covered Person. Independent Trustees, Advisory Board Members and Interested Trustees are exempt from certain trading restrictions because of their limited access to current information regarding Janus Funds and Client investments. Any disgorgement of profits required under any of the following provisions shall be donated to a charitable organization selected by the Ethics Committee. However, if disgorgement is required as a result of trades by a portfolio manager that conflict with that manager's own Clients, disgorgement proceeds shall be paid directly to such Clients. If disgorgement is required under more than one provision, the Ethics Committee shall determine in its sole discretion the provision that shall control.

      For trading restrictions applicable to Janus Funds, please see Transactions in Janus Funds above.

EXCLUDED TRANSACTIONS

      Some or all of the trading restrictions listed below do not apply to the following transactions; however, these transactions must be reported to Compliance (see Reporting Requirements):

      -     Tender offer transactions are exempt from all trading restrictions.

      - The acquisition of Covered Securities through an employer retirement plan such as 401(k) Plan or stock purchase plans is exempt from all trading restrictions except preclearance, the trading ban on Portfolio Managers, and the seven day rule. (Note: the sales of securities acquired through a stock purchase plan are subject to all of the trading restrictions of the Code.)

      - The acquisition of securities through stock dividends, automatic dividend reinvestment plans, stock splits, reverse stock splits, mergers, consolidations, spin-offs or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of such securities are exempt from all trading restrictions. The acquisition of securities through the exercise of rights issued by an issuer pro rata to all holders of a class of securities, to the extent the rights were acquired in the issue, is exempt from all trading restrictions.

      - An Approved Non-Influence and Non-Control Account. See Non-Influence and Non-Control Account section of this Code. PLEASE NOTE THAT THESE ACCOUNTS ARE SUBJECT TO THE REPORTING REQUIREMENTS and to the preclearance requirements for TRADES IN COMPANY SECURITIES FOR RESTRICTED EMPLOYEES AND TRADES IN JANUS FUNDS FOR ACCESS PERSONS.

      - The acquisition of securities by gift or inheritance is exempt from all trading restrictions. (Note: the sales of securities acquired by gift or inheritance are subject to all trading restrictions of the Code.)

      - Transactions in Covered Securities that are gifted (except for gifts intended as political contributions) to charitable organizations are exempt from all trading restrictions. Note this exception does not apply to Company Securities.

DISCLOSURE OF CONFLICTS

      If an Investment Person is planning to invest or make a recommendation to invest in securities for a Client, and such person has a material interest in the security or issuer of the security, such person must first disclose such interest to his or her manager. The manager shall conduct an independent review of the recommendation to purchase the security for the Client. The manager may review the recommendation only if he or she has no material interest in the security or issuer of the security. A material interest is Beneficial Ownership of any security (including derivatives, options, warrants or rights), offices, directorships, significant contracts, interests or relationships that are likely to affect such person's judgment.

      Investment Personnel may not fail to timely recommend a suitable security to, or purchase or sell a suitable security for, a Client in order to avoid an actual or apparent conflict with a personal transaction in that security. Before trading any security, a research analyst has a duty to provide to Janus any material, public information that comes from the company about such security in his or her possession. As a result, Investment Personnel should (i) confirm that a research note regarding such information is on file prior to trading in the security, or (ii) if not, should disclose the information to his or her manager or the appropriate portfolio manager.

TRADING BAN ON PORTFOLIO MANAGERS

      Portfolio Managers are generally prohibited from trading personally in Covered Securities. However, the following types of transactions are exempt from this policy, but are subject to all applicable provisions of the Rules, including preclearance:

      -     The purchase or sale of Company Securities or Janus Funds;

      -     The sale of any security that is not held by any Client;

      - The sale of any security in order to raise capital to fund a significant life event. For example, purchasing a home or automobile or paying medical or education expenses; and

      - The purchase or sale of any security that is not a permissible investment for any Client.

BAN ON IPOs

      Covered Persons (except Independent Trustees, Interested Trustees and Advisory Board Members) may not purchase securities in an IPO (excluding secondary, fixed-income and convertible securities offerings). Such securities may be purchased or received, however, when the individual has an existing right to purchase the security based on his or her status as an investor, policyholder or depositor of the issuer. In addition, securities issued in reorganizations are also outside the scope of this prohibition if the transaction involves no investment decision on the part of the Covered Person except in connection with a shareholder vote. (Note: any securities or transactions that fall outside the scope of this prohibition are subject to all applicable trading restrictions.)

BLACKOUT PERIOD

      No Access Person may engage in a transaction in a Covered Security when such person knows or should have known at the time there to be pending, on behalf of any Client, a "buy" or "sell" order in that same security. The existence of pending orders will be checked by Compliance as part of the Preclearance process. Preclearance may be given when any pending Client order is completely executed or withdrawn.

SEVEN- DAY BLACKOUT PERIOD

      Investment Personnel may not trade in a Covered Security within seven calendar days after a trade in that security has been made on behalf of any Janus Fund or Client.

                 PRECLEARANCE PROCEDURES FOR COVERED SECURITIES

      Access Persons (except Independent Trustees, Interested Trustees and Advisory Board Members) must obtain preclearance prior to engaging in any personal transaction in Covered Securities, unless such transaction meets one of the Excluded Transactions provisions note above. A Personal Trading Preclearance Form must be submitted to Compliance through P*Trade. The Preclearance Form should indicate securities being purchased in a Limited Offering Compliance shall promptly notify the person of approval or denial of the transaction via email. Notification of approval or denial of the transaction may be given verbally; however, it shall be confirmed in writing within seventy-two (72) hours of verbal notification. When preclearance has been approved, the person then has four business days from and including the day of first notification to execute the trade.

      Investment personnel who have been authorized to acquire securities in a Limited Offering or who hold such securities must disclose that investment to the Director of Research when they are involved in a Client's consideration of an investment in that issuer, and the Client's decision to purchase such security must be independently reviewed and approved by the Chief Investment Officer or Director of Research provided such person have no personal interest in the issuer.

PRECLEARANCE PROCESS FOR JNS ACCESS PERSONS

      General preclearance shall be obtained by all Access Persons employed by from an authorized person from each of the following:

      - A designated Legal or Compliance Representative will present the personal investment to the attendees of the weekly investment meeting, whereupon an opportunity will be given to orally object. An attendee of the weekly investment meeting shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known by such attendee to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Preclearance Form. Such approval shall not be required for sales of securities not held by any Clients.

      - A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Janus Client (excluding INTECH or Bay Isle Clients).

      - The Director of Compliance, or a designated Legal or Compliance Representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the Access Person has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

      Trades by Investment Personnel employed by JNS may not be precleared by presentation at the weekly investment meeting. Instead, Investment Personnel must obtain the following approvals.

      1. Investment Personnel must send an email to all Portfolio Managers, research analysts and traders requesting preclearance with a detailed analysis (i.e., describe company's business, valuation and investment rationale) as to why they are requesting the transaction AND WHY IT IS NOT APPROPRIATE FOR CLIENTS. This will start the clock for the Seven-Day Blackout Period.

      2. If on the seventh calendar day after the Investment Person sent the email to the group and no one objected to the trade and no trades in that security occurred on behalf of any Janus Fund or Clients, then the Investment Person must next receive WRITTEN (EMAIL) APPROVAL FROM THE DIRECTOR OF RESEARCH who will evaluate: 1) whether or not there is any conflict of interest or questions of impropriety; and
            2) if the Investment Person is also a research analyst and , at the time of the request, covers the security, the Director of Research shall ensure the analyst has it rated a "strong buy."

      3. If steps one and two above clear, then the Investment Person must request preclearance from Compliance via P*Trade. Compliance will verify steps one and two have been completed and then check the Restricted List and trading blotter to ensure no trades are pending.

      If steps one, two and three above are all cleared, then preclearance will be granted and the Investment Person will have four business days to execute the trade.

      In addition to the preclearance requirements for Investment Personnel, Assistant Portfolio Managers must obtain prior written approval from the Portfolio Manager of the Janus Fund or advisory Client for which he or she is the Assistant Portfolio Manager. Assistant Portfolio Managers are also required to note on the Preclearance Form whether or not the security was recommended to Portfolio Managers for purchase or sale on behalf of any Janus Fund or advisory Client, and the reason why the Portfolio Manager decided the transaction was not appropriate at the time.

      No authorized person may preclear a transaction in which such person has Beneficial Ownership.

PRECLEARANCE PROCESS FOR BAY ISLE ACCESS PERSONS

      General preclearance shall be obtained by all Bay Isle Access Persons from an authorized person from each of the following:

      - A designated Legal or Compliance Representative will present the personal investment to Bill Schaff, whereupon they will have an opportunity to object in writing. Bill Schaff shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the

            Designated Legal or Compliance Representative shall so indicate on the Preclearance Form.

      - A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of a Bay Isle Client (excluding JNS and INTECH Clients).

      - The Director of Compliance, or a designated Legal or Compliance Representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder Client trading, if the Access Person has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

      No authorized person may preclear a transaction in which such person has Beneficial Ownership.

PRECLEARANCE PROCESS FOR INTECH ACCESS PERSONS

      General preclearance shall be obtained by all INTECH Access Persons from an authorized person from each of the following:

      - A designated Legal or Compliance Representative will present the personal investment to Dave Hurley or Bob Garvy, whereupon they will have an opportunity to object in writing. Dave Hurley or Bob Garvy shall object to such clearance if such person knows of a conflict with a pending Client transaction or a transaction known to be under consideration for a Client. Objections to such clearance should also take into account, among other factors, whether the investment opportunity should be reserved for a Client. If no objections are raised, the Designated Legal or Compliance Representative shall so indicate on the Preclearance Form.

      - A designated Legal or Compliance Representative will verify via P*Trade that at the time of the request there are no pending "buy" or "sell" orders in the security on behalf of an INTECH Client (excluding JNS and Bay Isle Clients).

      - The Director of Compliance, or a designated Legal or Compliance Representative may provide clearance if no legal prohibitions are known by such person to exist with respect to the proposed trade. Approvals for such clearance should take into account, among other factors, the existence of any Watch List or Restricted List, if it is determined by Compliance that the proposed trade will not have a material influence on the market for that security or will take advantage of or hinder client trading, if the Access Person has completed an Ethics Rules training session, and, to the extent reasonably practicable, recent trading activity and holdings of Clients.

      No authorized person may preclear a transaction in which such person has Beneficial Ownership.

FOUR DAY EFFECTIVE PERIOD

      Clearances to trade will be in effect for four trading/business days from and including the day of first notification of approval. For stock purchase plans, exercise of Company Securities and similar transactions, the date the request is submitted to the company processing the transaction will be considered the trade date for purposes of this requirement. Open orders, including stop loss orders, will generally not be allowed unless such order is expected to be completed within the four-day effective period. It is necessary to re-preclear transactions not executed within the four-day effective period.

PRECLEARANCE OF STOCK PURCHASE PLANS

      Access Persons (except Independent Trustees, Interested Trustees and Advisory Board Members) who wish to participate in a stock purchase plan must preclear such trades via P*Trade prior to submitting notice of participation in such stock purchase plan to the applicable company. To preclear the trade, the Director of Compliance shall consider all material factors relevant to a potential conflict of interest between the Access Person and Clients. In addition, any increase of $100 or more to a pre-existing stock purchase plan must be precleared.

SIXTY DAY RULE - PROHIBITION ON SHORT-TERM PROFITS

      Access Persons (except Independent Trustees, Interested Trustees and Advisory Board Members) shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within sixty (60) calendar days.

180 DAY RULE - PROHIBITION ON SHORT-TERM PROFITS

      Investment Personnel shall disgorge any profits realized in the purchase and sale, or sale and purchase, of the same or equivalent Covered Securities within 180 calendar days.

FIVE DAY BEST PRICE RULE

      Any Access Person (except Independent Trustees, Interested Trustees and Advisory Board Members) who buys or sells a Covered Security within five business days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized. The price advantage shall be the favorable spread, if any, between the price paid or received by such Access Person and the least favorable price paid or received by a Client during such period. 1 The Ethics Committee has the authority by unanimous action to exempt any person from the five day rule if such person is selling securities to raise capital to fund a significant life event. For example, purchasing a home or automobile or paying medical or education expenses. In order for the Ethics Committee to consider such exemption, the life event must occur within thirty
(30) calendar days of the security transaction, and the person must provide written confirmation of the event.

THIRTY DAY BEST PRICE RULE

      Any Investment Person who buys or sells a Covered Security within thirty
(30) calendar days before such security is bought or sold on behalf of any Client must disgorge any price advantage realized.

----------
1 Personal purchases are matched against subsequent Client purchases and personal sales are matched against subsequent Client sales for purposes of this restriction. JNS Personnel trades will be matched against JNS Client trades, Bay Isle Personnel trades will be matched against Bay Isle Client trades, and INTECH Personnel trades will be matched against INTECH Client trades.

The price advantage shall be the favorable spread, if any, between the price paid or received by such person and the least favorable price paid or received by a Client during such period. 2

SHORT SALES

      Any Access Person (except Independent Trustees, Interested Trustees and Advisory Board Members) who sells short a Covered Security that such person knows or should have known is held long by any Client shall disgorge any profit realized on such transaction. This prohibition shall not apply, however, to securities indices or derivatives thereof (such as futures contracts on the S&P 500 index). Client ownership of Covered Securities will be checked as part of the preclearance process.

HEDGE FUNDS, INVESTMENT CLUBS AND OTHER INVESTMENTS

      No Access Person (except Independent Trustees, Interested Trustees and Advisory Board Members) may participate in hedge funds, investment partnerships, investment clubs or similar investment vehicles, unless such person does not have any direct or indirect influence or control over the trading. Covered Persons wishing to rely upon this provision must submit a Certification of Non-Influence and Non-Control Form to Compliance for approval. (See Non-Influence and Non-Control Accounts section below.) Such investments are typically Limited Public Offerings and are subject to preclearance.

                             REPORTING REQUIREMENTS

ACCOUNT STATEMENTS

      All COVERED PERSONS (except Independent Trustees, Interested Trustees and Advisory Board Members) must notify Compliance of each brokerage account and Janus Fund account in which they have Beneficial Ownership and must arrange for their brokers or financial institutions to provide to Compliance, within 30 calendar days, duplicate account statements and confirmations showing all transactions in brokerage or Janus Fund accounts in which they have Beneficial Ownership. A Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose and submitted via P*Trade.

      PLEASE NOTE THAT EVEN IF SUCH PERSON DOES NOT TRADE COVERED SECURITIES IN A PARTICULAR BROKERAGE OR COMMODITIES ACCOUNT (E.G., TRADING NON-JANUS MUTUAL FUNDS IN A SCHWAB ACCOUNT), THE REPORTING OF DUPLICATE ACCOUNT STATEMENTS AND CONFIRMATIONS IS REQUIRED. Reporting of accounts that do not allow any trading in Covered Securities (e.g., a mutual fund account held directly with the fund sponsor) is not required.

      INDEPENDENT TRUSTEES, INTERESTED TRUSTEES AND ADVISORY BOARD MEMBERS must notify Compliance of each Janus Fund account in which he or she has Beneficial Ownership, including any brokerage account through which Janus Fund shares are held, and must arrange for their brokers or financial institutions to provide to Compliance, on a timely basis, duplicate account statements and confirmations showing all transactions in brokerage or Janus Fund accounts in which they have Beneficial Ownership. A Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose and submitted via P*Trade.

----------
2 Personal purchases are matched against subsequent Client purchases and personal sales are matched against subsequent Client sales for purposes of this restriction.

      Covered Persons must immediately report to Compliance the opening of a reportable account, and certify annually thereafter, including the name of the firm and the name under which the account is carried. A Personal Brokerage/Janus Mutual Fund Account Disclosure Form should be completed for this purpose via P*Trade.

      Certain transactions might not be reported through a brokerage account, such as private placements, inheritances or gifts. In these instances, Access Persons must report these transactions within ten (10) calendar days after the transaction] using a Personal Securities Transaction Report as noted below.

      Registered Persons of JD LLC are reminded that they must also inform any brokerage firm with which they open an account at the time the account is opened, that they are registered with JD LLC.

      NON-ACCESS PERSONS who engage in transactions of an aggregate of $25,000 or more in Covered Securities within a calendar year must provide Compliance with an Annual Transaction Report listing all such transactions in all accounts in which such person has Beneficial Ownership. Compliance will request this information annually via P*Trade and will spot check all or a portion of such transactions or accounts.

HOLDINGS REPORTS

      ACCESS PERSONS (except Independent Trustees, Interested Trustees and Advisory Board Members) must submit to the Chief Compliance Officer or his designee via P*Trade, within ten (10) calendar days after becoming an Access Person, an Access Person Covered Securities/Janus Mutual Fund Holdings Disclosure Form which lists all Covered Securities beneficially held and any accounts through which such securities are maintained. In addition, persons designated Investment Personnel must provide a brief description of any positions held (e.g., Director, Officer, other) with for-profit entities other than Janus by submitting an Investment Person Directorship Disclosure Form. Every Access Person must submit an annual holdings report at least once each twelve month period. The reports must contain information current as of no more than forty-five (45)) calendar days from the time the report is submitted.

PERSONAL SECURITIES TRANSACTION REPORTS

      ACCESS PERSONS (other than Independent Trustees and Advisory Board Members) must submit via P*Trade a Personal Securities Transaction Report to the Chief Compliance Officer or other persons designated in this Code within ten
(10) calendar days after any month end showing all transactions in Covered Securities for which confirmations known by such person were not timely provided to Janus, and all such transactions that are not effected in brokerage or commodities accounts, including without limitation non-brokered private placements, and transactions in securities that are in certificate form, which may include gifts, inheritances and other transactions in Covered Securities.

      INDEPENDENT TRUSTEES, INTERESTED TRUSTEES AND ADVISORY BOARD MEMBERS must report a transaction in a Covered Security if such person knew, or in the ordinary course of fulfilling his or her official duties as a Trustee or Advisory Board Member should have known, that, during the fifteen-day period immediately preceding the date of his or her personal transaction, such security was purchased or sold by, or was being considered for purchase or sale on behalf of any Janus Fund for which such person acts as Trustee or Advisory Board Member.

SUCH PERSONS MUST PROMPTLY COMPLY WITH ANY REQUEST OF THE DIRECTOR OF COMPLIANCE TO PROVIDE TRANSACTION REPORTS REGARDLESS OF WHETHER THEIR BROKER HAS BEEN INSTRUCTED TO PROVIDE DUPLICATE CONFIRMATIONS. SUCH REPORTS MAY BE REQUESTED, FOR EXAMPLE, TO CHECK THAT ALL APPLICABLE CONFIRMATIONS ARE BEING RECEIVED OR TO SUPPLEMENT THE REQUESTED CONFIRMATIONS WHEN A BROKER IS DIFFICULT TO WORK WITH OR OTHERWISE FAILS TO PROVIDE DUPLICATE CONFIRMATIONS ON A TIMELY BASIS.

NON-INFLUENCE AND NON-CONTROL ACCOUNTS

      The Rules shall not apply to any account, partnership or similar investment vehicle over which a Covered Person has no direct or indirect influence or control. Covered Persons wishing to rely upon this provision are required to receive prior approval from the Ethics Committee. In order to request such approval, a Certification of Non-Influence and Non-Control Form must be submitted to Compliance via P*Trade. NOTE: ALTHOUGH A COVERED PERSON MAY BE GIVEN AN EXEMPTION FROM THE RULES FOR A CERTAIN ACCOUNT, SUCH ACCOUNTS ARE PROHIBITED FROM PURCHASING SECURITIES IN AN INITIAL PUBLIC OFFERING, LIMITED PUBLIC OFFERINGS JANUS FUNDS AND COMPANY SECURITIES EXCEPT IN ACCORDANCE WITH THESE RULES; AND HE OR SHE IS REQUIRED TO PROVIDE COMPLIANCE WITH DUPLICATE ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS.

      Any account beneficially owned by a Covered Person that is managed by Janus in a discretionary capacity is not covered by these Rules as long as such person has no direct or indirect influence or control over the account. The employment relationship between the account-holder and the individual managing the account, in the absence of other facts indicating control will not be deemed to give such account-holder influence or control over the account.

                              OTHER REQUIRED FORMS

      In addition to the Preclearance Form, Preclearance Form for Company Securities, Personal Brokerage Account Disclosure Form, Access Person Covered Securities Disclosure Form, Investment Person Directorship Disclosure Form, Report of Personal Securities Transactions, Annual Transaction Report and Certification of Non-Influence and Non-Control Form discussed above, the following forms (available through P*Trade) must be completed if applicable to you:

ACKNOWLEDGMENT OF RECEIPT FORM

      Each Covered Person must provide Compliance with an Acknowledgment of Receipt Form within ten (10) calendar days of commencement of employment or other services certifying that he or she has received a current copy of the Rules and acknowledges, as a condition of employment, that he or she will comply with the Rules in their entirety. In addition, Compliance will provide all Covered Persons with a copy of any amendments to these Rules, and each Covered Persons must sign an acknowledgement of receipt of any material amendments.

ANNUAL CERTIFICATION FORM

      Each Covered Person must provide Compliance annually with an Annual Certification Form certifying that he or she:

      1)    Has received, read and understands the Rules;

      2)    Has complied with the requirements of the Rules; and

      3) Has disclosed or reported all open brokerage account and Janus Fund accounts, personal holdings and personal securities transactions required to be disclosed or reported pursuant to the requirements of the Rules.

TRUSTEE AND ADVISORY BOARD MEMBER REPRESENTATION FORM

      All Trustees and Advisory Board Members must, upon commencement of services and annually thereafter, provide Compliance with an Independent Trustee/Interested Trustee Representation Form. The Form declares that such persons agree to refrain from trading in any securities when they are in possession of any information regarding trading recommendations made or proposed to be made to any Client by Janus or its officers or employees.

                                   GIFT POLICY

      Gifts may be given (or accepted) only if they are in accordance with normally accepted business practices and do not raise any question of impropriety. A question of impropriety may be raised if a gift influences or gives the appearance of influencing the recipient. The following outlines Janus' policy on giving and receiving gifts to help us maintain those standards and is applicable to all officers, directors and employees of Janus (excluding Independent Trustees, Interested Trustees and Advisory Board Members).

                                   GIFT GIVING

Neither you nor members of your immediate family may give any gift, series of gifts or other thing of value, including cash, loans, personal services or special discounts ("Gifts") in excess of $100 per year to any Client or any one person or entity that does or seeks to do business with or on behalf of Janus or any Client (collectively referred to herein as "Business Relationships"). Additionally, Covered Persons should not make charitable contributions on behalf of a Client or financial intermediary unless it is clear that the contribution has been made by Janus. Charitable contributions made on behalf of or at the request of a Client or financial intermediary must be approved in advance by Compliance.

                                 GIFT RECEIVING

      Neither you nor members of your immediate family may receive any Gift of material value from any single Business Relationship. A Gift will be considered material in value if it influences or gives the appearance of influencing the recipient.

      In the event the aggregate fair market value of all Gifts received by you from any single Business Relationship is estimated to exceed $250 in any 12-month period, you must immediately notify your manager. Managers who receive such notification must report this information to the Director of Compliance if it appears that such Gifts may have improperly influenced the receiver. If the Gift is made in connection with the sale or distribution of a registered investment company or variable contract securities, the aggregate fair market value of all such Gifts received by you from any single Business Relationship may never exceed $100 in any 12-month period.

      Occasionally, Janus employees are invited to attend or participate in conferences, tour a company's facilities or meet with representatives of a company. Such invitations may involve traveling and may require overnight lodging. Generally, Janus must pay for all travel and lodging expenses provided in connection with such activities. However, if appropriate, and with prior approval from your manager, you may accept travel related amenities if the costs are considered insubstantial and are not readily ascertainable.

      The solicitation of a Gift is prohibited (i.e., you may not request a Gift, such as tickets to a sporting event, be given to you).

                          CUSTOMARY BUSINESS AMENITIES

      Customary business amenities are not considered Gifts so long as such amenities are business related (e.g., if you are accepting tickets to a sporting event, the offerer must go with you), reasonable in cost, appropriate as to time and place and neither so frequent nor so costly as to raise any question of impropriety. Customary business amenities which you and, if appropriate, your guests, may accept (or give) include an occasional meal, a ticket to a sporting event or the theater, greens fees, an invitation to a reception or cocktail party or comparable entertainment. NOTE: AN EXCEPTION TO THE REQUIREMENT TO ATTEND AS THE OFFEROR MAY BE GRANTED WITH YOUR SUPERVISOR'S APPROVAL. THIS EXCEPTION APPLIES ONLY TO TICKETS TO A SPORTING EVENT OR THE THEATER AND THE COST OF THE TICKETS MUST BE REASONABLE.

                  ENTERTAINMENT POLICY FOR INVESTMENT PERSONNEL

      Investment Personnel may not receive more than $100 in gifts over the course of a calendar year from one brokerage firm. Gifts are things of value received where there was no direct meeting with the broker, e.g., a bottle of wine.

      Investment Personnel may occasionally go to dinner or events with brokerage firms and companies (salespeople, analysts, traders etc.) subject to:

      - Limit of not more than $500 value per employee of a single occasion benefit. Any value above $500 must be paid for by the Janus employee. The $500 limit applies to the total cost of the outing, including meals, tickets for spouses, limo rides, etc.

      -     Market value, not face value, is what the limit applies to.

      - Aggregate value per year of all such benefits may not exceed $1,000 per broker.

                            OUTSIDE EMPLOYMENT POLICY

      No Covered Person (excluding Trustees and Advisory Board Members) shall accept employment or compensation as a result of any business activity (other than a passive investment), outside the scope of his relationship with Janus unless such person has provided prompt written notice of such employment or compensation to Compliance and, in the case of securities-related employment or compensation, has received the prior written approval of the Ethics Committee. All requests for approval must be submitted via P*Trade by submitting an Outside Employment Form. Registered Persons are reminded that prior approval must be given before any employment outside of Janus is accepted pursuant to JD LLC's Written Supervisory Procedures and applicable NASD rules.


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

                           PORTFOLIO DISCLOSURE POLICY

                                  Mutual Funds

      The policy described below applies to all investors, third-party distributors, financial consultants, and data aggregators. No exceptions to this policy will be made.

FULL PORTFOLIO HOLDING DISCLOSURE

      Full portfolio holdings will be published and disseminated monthly with a 30 day lag for all Janus Investment Funds, Janus Adviser Funds, Janus Aspen Series Portfolios, Janus World Funds and Janus Selection Funds. Dissemination includes availability to all third party data aggregators such as Vestek and Morningstar, all third party distributors who have selling agreements with Janus, consultant databases, and the retail public via Janus.com.

DISCLOSING TOP 10 (OR FIVE) HOLDINGS

      Top 10 portfolio holdings in order of position size but without actual weightings will be published and disseminated quarterly with a 15 day lag for all funds via Janus.com. For funds with concentrated mandates (see list below), top five portfolio holdings will be published. (Note: the % the top 10 (or five) represent of the total portfolio will be provided.)

      o     FUNDS WITH CONCENTRATED MANDATES:

      -     Janus Twenty, Janus World Funds Plc - Twenty Fund

      - Janus Adviser Series - Capital Appreciation Fund, Janus Aspen Series -- Capital Appreciation Portfolio

      -     Janus Orion Fund

      - Janus Global Technology Fund, Janus Aspen Series - Global Technology Portfolio; Janus World Funds Plc - Global Technology Fund

      - Janus Global Life Sciences Fund, Janus Aspen Series - Global Life Sciences Portfolio; Janus World Funds Plc - Global Life Sciences Fund

DISCLOSING FUND LEVEL INDUSTRY, SECURITY AND REGIONAL BREAKDOWN

      Industry, security, and regional breakdowns will be published quarterly and disseminated with a 15 day lag for all Funds via Janus.com.

POLICY FOR DISSEMINATING SECTOR OR COUNTRY ATTRIBUTION ANALYSIS

      Specific portfolio level attribution analysis will not be publicly disseminated by Janus; however, it will be made available monthly upon request with a 30 day lag. This release coincides with the public release of full portfolio holdings, allowing all investors and entities access to the same level of data and disclosure.

POLICY FOR DISCLOSING FULL PORTFOLIO HOLDINGS ON INSTITUTIONAL MONEY MARKET
FUNDS


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

      For existing Institutional money market clients, full portfolio holdings are disseminated monthly with no lag. Since this policy provides for more timely disclosure of holdings than what the retail money market funds' investors receive, full portfolio holdings will be made available to all shareholders of record upon request via a Janus Investor Service representative.

                             INSTITUTIONAL PRODUCTS

      The policy described below applies to all investors, third-party distributors, financial consultants, and data aggregators. No exceptions to this policy will be made.

POLICY FOR DISCLOSING FULL PORTFOLIO HOLDINGS ON SEPARATE AND COMMINGLED ACCOUNTS, SUBADVISED PORTFOLIOS AND MANAGED ACCOUNTS

      For existing separate and commingled accounts (or the consultant representing the account), sub-advised portfolios and managed accounts, full portfolio holdings are available on request. Full portfolio holdings for representative accounts will be disseminated monthly with a 30 day lag to consultant databases, other "subscribed" entities and in RFPs, questionnaires, review books, and finals presentations.

POLICY FOR DISCLOSING TOP 10 HOLDINGS ON SEPARATE AND COMMINGLED ACCOUNTS, SUB-ADVISED PORTFOLIOS AND MANAGED ACCOUNTS

      Top 10 holdings with portfolio weightings for representative accounts will be disseminated quarterly with a 10 day lag to consultant databases, upon client request, and in quarterly review books, questionnaires, and RFPs.

POLICY FOR DISSEMINATING PORTFOLIO ATTRIBUTION ANALYSIS ON SEPARATE AND COMMINGLED ACCOUNTS, SUB-ADVISED PORTFOLIOS AND MANAGED ACCOUNTS

            Sector and country attribution analysis will be made available to existing clients upon request as of the most recent month end with no lag. Sector and country attribution for representative accounts will be disseminated monthly with a 20 day lag to consultant databases, upon client request, and in quarterly review books, questionnaires, and RFPS.

                               PENALTY GUIDELINES

                                    OVERVIEW

      Covered Persons who violate any of the requirements, restrictions or prohibitions of the Rules may be subject to sanctions imposed by the Ethics Committee. The following guidelines shall be used by the Director of Compliance for recommending remedial actions for Covered Persons who violate prohibitions or disregard requirements of the Rules. Deviations from the Five Day, Sixty Day, Thirty Day and 180 Day Rules are not considered to be violations under the Rules and, therefore, are not subject to the penalty guidelines.

      Upon learning of a potential deviation from, or violation of the Rules, the Director of Compliance will provide a written recommendation of remedial action to the Ethics Committee. The Ethics Committee has full discretion to approve such recommendation or impose other sanctions it deems appropriate. The Ethics Committee will take into consideration, among other things, whether the


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

violation was a technical violation of the Rules or an inadvertent oversight (i.e., ill-gotten profits versus general oversight). The guidelines are designed to promote consistency and uniformity in the imposition of sanctions and disciplinary matters.

                               PENALTY GUIDELINES

      Outlined below are the guidelines for the sanctions that may be imposed on Covered Persons who fail to comply with the Rules:

      - First Violation - Compliance will send a memorandum of reprimand to the person and copy his or her Supervisor. The memorandum will generally reinforce the person's responsibilities under the Rules, educate the person on the severity of personal trading violations and inform the person of the possible penalties for future violations of the Rules.

      - Second Violation - The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments or suspension of personal trading privileges for up to sixty (60) days.

      - Third Violation - The Ethics Committee will impose such sanctions as it deems appropriate, including without limitation, a letter of censure, fines, withholding of bonus payments or suspension or termination of personal trading privileges or employment.

      In addition to the above disciplinary sanctions, such persons may be required to disgorge any profits realized in connection with such violation. All disgorgement proceeds collected will be donated to a charitable organization selected by the Ethics Committee. The Ethics Committee may determine to impose any sanctions, including termination, immediately and without notice if it determines that the severity of any violation or violations warrants such action. All sanctions imposed will be documented in such person's personal trading file maintained by Janus and will be reported to Human Resources.

                      SUPERVISORY AND COMPLIANCE PROCEDURES

      The Chief Compliance Officer and Director of Compliance are responsible for implementing supervisory and compliance review procedures. Supervisory procedures can be divided into two classifications: prevention of violations and detection of violations. Compliance review procedures include preparation of special and annual reports, record maintenance and review and confidentiality preservation.

                             SUPERVISORY PROCEDURES

PREVENTION OF VIOLATIONS

      To prevent violations of the Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

      1. Review and update the Rules as necessary, at least once annually, including but not limited to a review of the Code by the Chief Compliance Officer, the Ethics Committee and/or counsel;

      2. Answer questions regarding the Rules, or refer the same to the Chief Compliance Officer;

      3. Request from all persons upon commencement of services, and annually thereafter, any applicable forms and reports as required by the Rules;

      4. Identify all Access Persons and notify them of their responsibilities and reporting requirements;

      5. Write letters to the securities firms requesting duplicate confirmations and account statements where necessary; and

      6. With such assistance from the Human Resources Department as may be appropriate, maintain a continuing education program consisting of the following:

            1)    Orienting Covered Persons who are new to Janus and the Rules;
                  and

            2) Further educating Covered Persons by distributing memos or other materials that may be issued by outside organizations such as the Investment Company Institute which discuss the issue of insider trading and other issues raised by the Rules.

DETECTION OF VIOLATIONS

      To detect violations of these Rules, the Director of Compliance should, in addition to enforcing the procedures outlined in the Rules:

      - Implement procedures to review holding and transaction reports, confirmations, forms and statements relative to applicable restrictions, as provided under the Code; and

      - Implement procedures to review the Restricted and Watch Lists relative to applicable personal and Client trading activity, as provided under the Policy.

      Spot checks of certain information are permitted as noted under the Code.

                              COMPLIANCE PROCEDURES

REPORTS OF POTENTIAL DEVIATIONS OR VIOLATIONS

      Upon learning of a potential deviation from or violation of the Rules, the Director of Compliance shall report such violation to the Chief Compliance Officer, together with all documents relating to the matter. The Chief Compliance Officer shall either present the information at the next regular meeting of the Ethics Committee or conduct a special meeting. The Ethics Committee shall thereafter take such action as it deems appropriate (see Penalty Guidelines).

ANNUAL REPORTS

      The Chief Compliance Officer shall prepare a written report to the Ethics Committee and the Trustees at least annually. The written report to the Trustees shall include any certification required by Rule 17j-1. This report shall set forth the following information and shall be confidential:

      - Copies of the Rules, as revised, including a summary of any changes made since the last report;

      - Identification of any material issues arising under the Rules including material violations requiring significant remedial action since the last report;

      - Identification of any material conflicts arising since the last report; and

      - Recommendations, if any, regarding changes in existing restrictions or procedures based upon Janus' experience under these Rules, evolving industry practices, or developments in applicable laws or regulations.

      The Trustees must initially approve these Rules within the time frame required by Rule 17j-1. Any material changes to these Rules must be approved within six months.

                                     RECORDS

      Compliance shall maintain the following records on behalf of each Janus entity:

      - A copy of this Code and any amendment thereof which is or at any time within the past five years has been in effect;

      - A record of any violation of this Code, or any amendment thereof, and any action taken as a result of such violation;

      - Files for personal securities transaction confirmations and account statements, all reports and other forms submitted by Covered Persons pursuant to these Rules and any other pertinent information;

      - A list of all persons who are, or have been, required to submit reports pursuant to these Rules;

      - A list of persons who are, or within the last five years have been responsible for, reviewing transaction and holdings reports; and

      - A copy of each report submitted to the Trustees pursuant to this Code.

      - A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in Limited Public Offerings for at least five years after the end of the fiscal year in which such approval was granted.

      - A record of all Acknowledgements of Receipt for each person who is, or within the past five years was, a Covered Person.

INSPECTION

      The records and reports maintained by Compliance pursuant to the Rules shall at all times be available for inspection, without prior notice, by any member of the Ethics Committee.

CONFIDENTIALITY

      All procedures, reports and records monitored, prepared or maintained pursuant to these Rules shall be considered confidential and proprietary to Janus and shall be maintained and protected accordingly. Except as otherwise required by law or this Policy, such matters shall not be disclosed to anyone other than to members of the Ethics Committee, as requested.

FILING OF REPORTS

      To the extent that any report, form acknowledgment or other document is required to be in writing and signed, such documents may be submitted by e-mail or other electronic form approved by Compliance. Any report filed with the Chief Compliance Officer or Director of Compliance of Janus shall be deemed filed with the Janus Funds.

                              THE ETHICS COMMITTEE

      The purpose of this Section is to describe the Ethics Committee. The Ethics Committee was created to provide an effective mechanism for monitoring compliance with the standards and procedures contained in the Rules and to take appropriate action at such times as violations or potential violations are discovered.

MEMBERSHIP OF THE COMMITTEE

      The Committee consists of Peter Boucher, Vice President of Human Resources; Kelley Howes, Vice President of Domestic Funds, General Counsel; John Bluher, Senior Vice President, General Counsel and Chief Public Affairs Officer; Andy Iseman, Vice President of Investment Operations; David Kowalski, Vice President and Chief Compliance Officer; Ernie Overholt, Director of Compliance; Loren Starr, Senior Vice President and Chief Financial Officer; and Andrea Young Vice President, Information Technology. The Director of Compliance currently serves as the Chairman of the Committee. The composition of the Committee may be changed from time-to-time.

COMMITTEE MEETINGS

      The Committee shall generally meet every four months or as often as necessary to review operation of the compliance program and to consider technical deviations from operational procedures, inadvertent oversights or any other potential violation of the Rules. Deviations alternatively may be addressed by including them in the employee's personnel records maintained by Janus. Committee meetings are primarily intended for consideration of the general operation of the compliance program and substantive or serious departures from standards and procedures in the Rules.

      Such other persons may attend a Committee meeting including INTECH and Bay Isle personnel, at the discretion of the Committee, as the Committee shall deem appropriate. Any individual whose conduct has given rise to the meeting may also be called upon, but shall not have the right, to appear before the Committee.

      It is not required that minutes of Committee meetings be maintained; in lieu of minutes the Committee may issue a report describing any action taken. The report shall be included in the confidential file maintained by the Director of Compliance with respect to the particular employee or employees whose conduct has been the subject of the meeting.

SPECIAL DISCRETION

      The Committee shall have the authority by unanimous action to exempt any person or class of persons or transaction or class of transactions from all or a portion of the Rules, provided that:

      - The Committee determines, on advice of counsel, that the particular application of all or a portion of the Rules is not legally required;

      - The Committee determines that the likelihood of any abuse of the Rules by such exempted person(s) or as a result of such exempted transaction is remote;

      - The terms or conditions upon which any such exemption is granted is evidenced in writing; and

      - The exempted person(s) agrees to execute and deliver to the Director of Compliance, at least annually, a signed Acknowledgment Form, which Acknowledgment shall, by operation of this provision, describe such exemptions and the terms and conditions upon which it was granted.

      The Committee shall also have the authority by unanimous action to impose such additional requirements or restrictions as it, in its sole discretion, determines appropriate or necessary, as outlined in the Penalty Guidelines.

      Any exemption, and any additional requirement or restriction, may be withdrawn by the Committee at any time (such withdrawal action is not required to be unanimous).

                   GENERAL INFORMATION ABOUT THE ETHICS RULES

                                    DESIGNEES

      The Director of Compliance and the Chief Compliance Officer may appoint designees to carry out their functions pursuant to these Rules.


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


                                   ENFORCEMENT

      In addition to the penalties described in the Penalty Guidelines and elsewhere in the Rules, upon discovering a violation of the Rules, the Janus entity in which a Covered Person is associated may impose such sanctions as it deems appropriate, including without limitation, a letter of censure or suspension or termination of employment or personal trading privileges of the violator. All material violations of the Rules and any sanctions imposed with respect thereto shall be reported periodically to the Trustees.

                                  INTERNAL USE

      The Rules are intended solely for internal use by Janus and do not constitute an admission, by or on behalf of such companies, their controlling persons or persons they control, as to any fact, circumstance or legal conclusion. The Rules are not intended to evidence, describe or define any relationship of control between or among any persons. Further, the Rules are not intended to form the basis for describing or defining any conduct by a person that should result in such person being liable to any other person, except insofar as the conduct of such person in violation of the Rules may constitute sufficient cause for Janus to terminate or otherwise adversely affect such person's relationship with Janus.


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